Exhibit 99.1

PepGen Announces Pricing of $80.1 Million Underwritten Offering of Common Stock

BOSTON, February 7, 2024 — PepGen Inc. (Nasdaq: PEPG), a clinical-stage biotechnology company advancing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases, today announced the pricing of an underwritten offering of 7,530,000 shares of its common stock at a price to the public of $10.635 per share. The aggregate gross proceeds to PepGen from this offering are expected to be approximately $80.1 million, before deducting underwriting discounts and commissions and offering expenses payable by PepGen. The offering is expected to close on or about February 9, 2024, subject to customary closing conditions.

The financing was led by RA Capital Management, with participation by new and existing institutional investors, including Adage Capital Partners L.P., Frazier Life Sciences, Invus, Janus Henderson Investors, Laurion Capital Management LP, Monashee Investment Management, Octagon Capital, Perceptive Advisors and Suvretta Capital.

Leerink Partners is acting as the sole bookrunning manager for the offering.

PepGen currently intends to use the net proceeds from this offering to fund ongoing research and clinical development of its product candidates, as well as for working capital and other general corporate purposes.

The shares of common stock are being offered pursuant to a registration statement on Form S-3 that was previously filed with, and subsequently declared effective on June 16, 2023 by, the Securities and Exchange Commission (“SEC”). A final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC, and are or will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PepGen

PepGen Inc. is a clinical-stage biotechnology company advancing the next-generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases. PepGen’s Enhanced Delivery Oligonucleotide, or EDO, platform is founded on over a decade of research and development and leverages cell-penetrating peptides to improve the uptake and activity of conjugated oligonucleotide therapeutics. Using these EDO peptides, PepGen is generating a pipeline of oligonucleotide therapeutic candidates that are designed to target the root cause of serious diseases.

Forward Looking Statements

This press release contains forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Any forward-looking statements in this press release are based on PepGen’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to completion of the proposed offering on the anticipated terms, or at all, include, but are not limited to, market conditions and the satisfaction of customary closing conditions related to the proposed offering. Additional risks concerning PepGen’s programs and operations are described in our most recent annual report on Form 10-K and quarterly report on Form 10-Q that are filed with the SEC. PepGen explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact

Laurence Watts

Gilmartin Group

Laurence@gilmartinir.com